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                                                                    EXHIBIT (4a)






                                     BY-LAWS

                                       OF

                                 USG CORPORATION

                                   (DELAWARE)



                            AS OF SEPTEMBER 22, 2000





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                                     BY-LAWS
                                       OF
                                 USG CORPORATION





                                    ARTICLE I

                                     OFFICES

         The principal office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle. The corporation may have such other offices, either within or without the State of Delaware, as the business of the corporation may require from time to time.


                                   ARTICLE II

                                  STOCKHOLDERS

                                 ANNUAL MEETING

         Section 1. The date and time of the annual meetings of stockholders shall be determined by or under the authority of the board of directors as permitted by law for the purpose of electing directors and the transaction of such other business as may properly come before the meeting. If the election of directors shall not be held on the date designated for any such annual meeting or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be.

                                SPECIAL MEETINGS

         Section 2. Special meetings of the stockholders may be called at any time by the chief executive officer of the corporation or by the corporate secretary upon a request in writing of a majority of the board of directors. Such request shall state the purpose or purposes of the proposed meeting.

                                PLACE OF MEETINGS

         Section 3. All meetings of the stockholders for the election of directors shall be held in the City of Chicago, State of Illinois, or at such other place as may be fixed from time to time by the board of directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.




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                               NOTICE OF MEETINGS

         Section 4. Written notice stating the place, day and hour of the meeting, and in the case of a special meeting the purpose or purposes for which the meeting is called, shall be given by mail to each stockholder entitled to vote thereat not less than ten (10) days, nor more than sixty (60) days before the date of the meeting. Such notice, when mailed, shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the stockholder at his address as it appears on the records of the corporation, with postage prepaid.

                           QUORUM, VOTE AND PROCEDURES

         Section 5. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.

                    (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

                    (c) The conduct of all meetings of the stockholders generally shall be in accordance with customary rules of parliamentary procedure. Subject to the requirements of Sections 11 and 12 of this Article II, any matter to be presented for consideration and with a view to obtaining a vote thereon at any such meeting shall be introduced by a motion, and any such motion shall be seconded before such consideration may begin or before any such vote may be obtained.


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                             ORGANIZATION OF MEETING

         Section 6. The chairman of the board of directors, or in his absence the president of the corporation, or in his absence the vice chairmen of the corporation in the chronological order of their election to that office, or in their absence the executive vice presidents, senior vice presidents, or vice presidents in that order and in order of their election, shall preside as chairman of all meetings of the stockholders. In the absence of all such persons, the meeting shall select, by majority vote, a stockholder present at the meeting to act as chairman. The corporate secretary of the corporation, or in his absence an assistant secretary, shall act as secretary of all meetings of the stockholders, and in the absence of the corporate secretary or an assistant secretary, the chairman shall appoint some other person to act as secretary of the meeting.

                                 VOTING OF STOCK

         Section 7. On each matter submitted to a vote at a meeting of the stockholders, each holder of common stock shall be entitled to one vote in person or by proxy for each share of common stock held by the stockholder. No proxy shall be voted after three years from its date unless otherwise provided in the proxy, and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted at any election for directors which has been transferred on the books of the corporation within twenty (20) days next preceding such election of directors. In all elections for directors each stockholder shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected.

                       VOTING OF SHARES BY CERTAIN HOLDERS

         Section 8. (a) Each share standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe or, in the absence of such by-law provisions, as the board of directors of such corporation may determine.

                    (b) Shares standing in the name of a deceased person may be voted by his administrator or executor either in person or by proxy. Persons holding stock in a fiduciary capacity may vote the shares so held in person or by proxy. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed. A stockholder whose shares are pledged shall be entitled to vote such shares in person or by proxy, unless in the transfer by the pledgor on the books of the corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent the stock and vote thereon.

                    (c) Shares of stock of this corporation belonging to the corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but such shares held by the corporation in a fiduciary capacity



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may be voted and shall be counted in determining the total number of outstanding shares at any given time.

                                  VOTING LISTS

         Section 9. The officer or agent having charge of the stock ledger for the shares of the corporation shall prepare and make, at least ten (10) days before each meeting of the stockholders at which directors are to be elected, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order with the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder during ordinary business hours for a period of at least ten (10) days prior to such meeting at the place where the meeting is to be held or at the office of the corporation in Chicago, Illinois. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof and shall be subject to the inspection of any stockholder who may be present. The original stock ledger shall be prima facie evidence as to who are the stockholders entitled to examine such stock ledger and to vote at any meeting of the stockholders.

                            CLOSING OF TRANSFER BOOKS

         Section 10. The board of directors may close the stock transfer books of the corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date of payment of any dividend, or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period not exceeding sixty (60) days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date of the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

                          ADVANCE NOTICE OF NOMINATIONS

         Section 11. Subject to such rights of the holders of any class or series of preferred stock as shall be prescribed in the Restated Certificate of Incorporation or in the resolutions of the Board of Directors providing for the issuance of any such class or series, only persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible for



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election as, and to serve as, directors. Nominations of persons for election to the Board of Directors may be made at a meeting of the stockholders at which directors are to be elected (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation entitled to vote at such meeting in the election of directors who complies with the requirements of this Section 11. Such nominations, other than those made by or at the direction of the Board of Directors, shall be preceded by timely advance notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. A stockholder's notice to the Secretary shall set forth (x) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the number of shares of each class of capital stock of the Corporation beneficially owned by such person, and (iv) the written consent of such person to having such person's name placed in nomination at the meeting and to serve as a director if elected, and (y) as to the stockholder giving the notice, (i) the name and address, as they appear on the Corporation's books, of such stockholder, and
(ii) the number of shares of each class of voting stock of the Corporation which are then beneficially owned by the stockholder. The presiding officer of the meeting of stockholders shall determine whether the requirements of this Section 11 have been met with respect to any nomination or intended nomination. If the presiding officer determines that any nomination was not made in accordance with the requirements of this Section 11, he or she shall so declare at the meeting and the defective nomination shall be disregarded.

                     ADVANCE NOTICE OF STOCKHOLDER PROPOSALS

         Section 12. At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who complies with the requirements of this Section 12 and as shall otherwise be proper subjects for stockholder action and shall be properly introduced at the meeting. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely advance notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days



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before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (w) a description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (x) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (y) the class and number of shares of the Corporation's stock which are beneficially owned by the stockholder on the date of such notice and (z) any financial interest of the stockholder in such proposal. The presiding officer of the annual meeting shall determine whether the requirements of this Section 12 have been met with respect to any stockholder proposal. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Section 12, he or she shall so declare at the meeting and any such proposal shall not be acted upon at the meeting.

         At a special meeting of stockholders, only such business shall be acted upon as shall have been set forth in the notice relating to the meeting or as shall constitute matters incident to the conduct of the meeting as the presiding officer of the meeting shall determine to be appropriate.


                                   ARTICLE III

                                    DIRECTORS

                                 GENERAL POWERS

         Section 1. The business and affairs of the corporation shall be managed by a board of directors which may exercise all the powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed and required to be exercised or done by the stockholders.

                       NUMBER, CLASSES, AND QUALIFICATIONS

         Section 2. The number of directors which shall constitute the whole board shall be not less than three (3) nor more than seventeen (17) and shall be divided into three classes, as nearly equal in number as may be. Subject to the above limits, the number and classes of directors shall be determined from time to time by resolution of the board of directors. At each annual meeting after the initial classification and election of directors, directors shall be elected to fill all seats in the class whose term expires at such annual meeting and each director so elected shall hold office for a term expiring at the third annual meeting of stockholders after election as director and until a successor



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shall be duly elected and qualified. No non-employee director shall serve as such beyond the first annual meeting of stockholders following that director's 70th birthday nor while such person is an owner, member, or employee of or affiliated or associated with a professional firm or enterprise providing legal, accounting, or auditing services or advice to the corporation or any of its subsidiaries. A non-employee director shall report to the board or any appropriate committee thereof any significant change in such director's principal business, occupation, or position and shall consult with the board or any such committee concerning the possible effect of such change on continued service as a director. No officer-director shall serve as a director beyond the date such person ceases to be an officer. Directors need not be stockholders.

                                    VACANCIES

         Section 3. Newly created directorships resulting from any increase in the authorized number of directors and vacancies in the board of directors from death, resignation, retirement, disqualification, removal from office or other cause, shall be filled by a majority vote of the directors then in office, and each director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which he or she shall have been elected expires, and until his or her successor shall be duly elected and qualified.

                                REGULAR MEETINGS

         Section 4. Regular meetings of the board of directors shall be held immediately after the annual meeting of stockholders in each year and on the second Wednesday in each of the months of February, August, and November in each year and also on the fourth Friday in each of the months of March and September in each year. If the day fixed for any such regular meeting shall be a legal holiday, the meeting scheduled for that day shall be held on the next succeeding business day which is not a legal holiday. The date and time of any such regular meeting may be changed as the Board of Directors may from time to time determine by resolution.

                                SPECIAL MEETINGS

         Section 5. Special meetings of the board of directors may be called at any time by the chief executive officer of the corporation, or by the corporate secretary upon the request of not less than one-third (1/3rd) of the directors then in office.

                                PLACE OF MEETINGS

         Section 6. All meetings of the board of directors, whether regular or special, shall be held at the office of the corporation in Chicago, Illinois; provided, however, that any meeting, whether regular or special, may be held at such other place as the board of directors may from time to time determine by resolution or as may be fixed in a notice of the meeting or as may be fixed in any waiver of notice signed by all of the directors.

                               NOTICE OF MEETINGS




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         Section 7. No notice of the holding of any regular meeting of the board of directors is required. Written notice of any special meeting shall be given by mail to each director not less than five (5) days before the date of the meeting, or by telegram, cable, telephone facsimile or electronic mail not less than two (2) days before the date of the meeting, or by telephone not less than twenty-four (24) hours before the time of the meeting, with confirmation of notice by telegram, cable, telephone facsimile or electronic mail, to be sent promptly. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, in a sealed envelope addressed to the director at his address as it appears on the records of the corporation, with postage prepaid.
If such notice is given by telegram, cable, telephone facsimile, or electronic mail, the same shall be deemed to be delivered when delivered to any telegraph company with charges prepaid and addressed to the director at his address as it appears on the records of the corporation or when placed on telephone lines for facsimile transmittal or electronic mail to the director. Attendance of any director at any special meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any special meeting of the board of directors need be stated in the notice or waiver of notice of such meeting.

                                     QUORUM

         Section 8. A majority of the board of directors shall constitute a quorum for the transaction of business, but if at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time. The affirmative vote of a majority of all directors shall be necessary for the passage of any resolution unless a greater vote is required in these by-laws or the certificate of incorporation.

                             ORGANIZATION OF MEETING

         Section 9. At meetings of the board of directors, the chairman of the board, or in his absence the president, or in his absence the vice chairmen of the corporation in the chronological order of their election to that office, shall preside as chairman of the meeting. In the absence of all of them, the meeting shall elect a director, present at the meeting, to act as chairman. The corporate secretary of the corporation, or in his absence an assistant secretary, shall act as secretary of all meetings of the board of directors and, in the absence of all such persons, the chairman of the meeting shall appoint some other person to act as secretary of the meeting.

                            COMPENSATION OF DIRECTORS

         Section 10. Each director not otherwise employed by the corporation or an affiliated corporation shall be entitled to be paid expenses, if any, of attendance at such meetings and such remuneration as the board of directors may from time to time determine.




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                                   ARTICLE IV

                             COMMITTEES OF DIRECTORS

                       DESIGNATION OF STANDING COMMITTEES

         Section 1. The corporation shall have the following standing committees:

                    (a) An Executive Committee which shall have and may exercise all the authority of the board of directors during the intervals between meetings of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. The committee shall consist of not less than four members of the board of directors and shall include the chairman of the board of directors and the president and/or a vice chairman as members.

                    (b) A Compensation and Organization Committee which shall have the duty to review and to make recommendations to the board of directors with respect to management organization, succession and development programs, the election of corporate officers and their salaries and incentive compensation or bonus awards; to make the decisions required by a committee of the board of directors under all stock option and restricted stock and deferred stock plans; and to approve and report to the board of directors changes in salary ranges for all other major position categories and changes in retirement plans, group insurance plans, investment plans or other benefit plans and management incentive compensation or bonus plans. The committee shall consist of not less than four members of the board of directors who are not officers or employees of the corporation.

                    (c) An Audit Committee which shall have ongoing responsibilities to assist the Board of Directors in monitoring the integrity of the financial statements of the Corporation, the Corporation's compliance with financial reporting, legal and statutory requirements, and the independence and performance of the Corporation's internal and external auditors. The Audit Committee additionally shall select and employ on behalf of the Corporation, subject to ratification by the stockholders, and approve the fees of, a firm of certified public accountants whose duty shall be to audit the books and accounts of the Corporation and its subsidiaries and affiliates for the fiscal year for which it is appointed, and which firm shall ultimately be accountable to the Committee and the Board of Directors. Such Committee shall also retain special legal, accounting or other consultants to advise it as it shall determine, and may request any officer or employee of the Corporation or its outside counsel or independent auditor to meet with it, individually or jointly, or any of its consultants. The Committee periodically shall report and make appropriate recommendations to the Board of Directors. It shall consist of not less than three members of the Board of Directors who are not officers or employees of the Corporation and who meet the independence, financial literacy and experience requirements of the New York Stock Exchange and Securities and Exchange Commission. Such members shall be appointed by the Board of Directors on the recommendation of the Committee on Directors."


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                     (d) A Committee on Directors which shall study and make
recommendations to the board of directors concerning the size and composition of the board and committees of the board, recommend nominees for election or reelection as directors, and consider other matters pertaining to board membership such as retirement policy and compensation of non-employee directors. The Committee shall be responsible for evaluating board performance and reporting its findings to the board of directors and for reviewing and recommending changes to the corporation's corporate governance guidelines. Directors who are not officers or employees of the corporation and whose terms continue after the next annual meeting will be designated to serve on this committee.

                     (e) A Finance Committee which shall provide review and oversight of and make recommendations to the board of directors on the corporation's financing requirements and programs to obtain funds; relations with banks, bondholders and other creditors, and equity holders; operating and capital expenditure budgets; dividend policy; and acquisitions, divestitures and significant transactions affecting the corporation's capital structure or ownership. The Committee shall confer with the Pension and Investment Committee established under the corporation's retirement plan and report periodically to the board of directors on the funding of qualified pension plans of the corporation and its subsidiaries and the investment performance of plan funds and, on behalf of the board of directors, authorize necessary or desirable changes in actuarial assumptions for funding the plans. The Committee shall consider such other matters as may be referred to it from time to time by the board of directors.

                     (f) A Corporate Affairs Committee which shall review and recommend policies and programs which are important in maintaining a sound position with those various publics whose understanding and goodwill are necessary to the corporation's success. The committee shall report periodically to the board of directors on the corporation's activities in fulfilling its social responsibilities and complying with public policy, including environmental compliance, employee safety and occupational health, equal employment opportunity, product safety, corporate contributions, and the relationship of the corporation to the communities in which it operates. The committee shall consist of not fewer than three members of the board of directors who are not officers or employees of the corporation.

                          OTHER COMMITTEES OF DIRECTORS

         Section 2. The board of directors may, by resolution passed by a majority of the whole board, designate from time to time other committees of the board of directors of such number of directors and with such powers as the board of directors may by resolution determine.

                        APPOINTMENT OF COMMITTEE MEMBERS

         Section 3. The board of directors at its meeting following the annual meeting of stockholders shall designate the directors to constitute the membership of each standing committee and the chairman thereof, and such directors shall serve until the directors' meeting following the next annual meeting of stockholders; provided, however, that vacancies during the year on any standing committee shall be filled by the board of directors so that the membership of each committee shall be


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filled at all times; and provided further that in the absence or disqualification of any member of a committee, the members of that committee present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of the absent or disqualified member.

                                MEETINGS--QUORUM

         Section 4. Meetings of each committee may be called by its chairman or by any two members of the committee or by the chief executive officer of the corporation or by resolution of the board of directors. Each such committee shall fix its own rules of procedure. The presence of a majority of the members of a committee shall be necessary to constitute a quorum for the transaction of business, and the affirmative vote of a majority of all the members of the committee shall be necessary for the adoption of any resolution or the taking of any action. Each committee shall report to the board of directors all actions of the committee at the next directors' meeting following any meeting of any such committee. Regular minutes of the proceedings of each committee shall be kept in a book provided for that purpose.








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                        REMUNERATION OF COMMITTEE MEMBERS

         Section 5. Members of each committee not regularly employed by the corporation or an affiliated corporation shall be entitled to expenses, if any, of attendance at such meetings and such remuneration as may be determined by resolution of the board of directors.


                                    ARTICLE V

                                    OFFICERS

                               GENERAL PROVISIONS

         Section 1. The officers of the corporation shall be a chairman of the board of directors, a president, a treasurer, and a corporate secretary, and such vice chairmen, executive vice presidents, senior vice presidents, vice presidents, assistant treasurers, assistant secretaries or other officers as may be elected or appointed by the board of directors. Either the chairman of the board of directors or the president shall be the chief executive officer. Either the president or an executive vice president shall be the chief operating officer. The chairman of the board of directors, the president, and the vice chairmen all shall be members of the board of directors. The officers shall have authority and perform duties as set forth in these by-laws or as prescribed by resolution adopted by the board of directors. The salaries and other compensation of officers shall be fixed by the board of directors.

                                    ELECTION

         Section 2. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new officers created and filled at any meeting of the board of directors. Each officer shall hold office until his successor shall have been elected and shall have qualified or until his death, resignation or removal in the manner hereinafter provided, or until the board of directors shall by resolution determine that the office shall be left unfilled. The chairman of the board and the president shall be chosen from the members of the board of directors.

                                     REMOVAL

         Section 3. Any officer elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.



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                     THE CHAIRMAN OF THE BOARD OF DIRECTORS

         Section 4. The chairman of the board of directors shall have general responsibility for the business and affairs of the corporation, subject to the control of the board of directors. Such officer shall preside at all meetings of the stockholders and of the board of directors of the corporation, shall have all other responsibilities incident to the office of chairman of the board of directors, and shall, by virtue of the office, be a member of the Executive Committee of the board of directors. Such officer additionally may, with the corporate secretary or an assistant secretary, sign certificates of capital stock and other securities of the corporation.

                                  THE PRESIDENT

         Section 5. The president shall have direct and active charge of the business and affairs of the corporation under the direction of the chairman of the board of directors and subject to the control of the board of directors. Such officer shall perform such other duties as may be delegated from time to time by the board of directors or the chairman thereof and shall have all other responsibilities incident to the office of president. Such officer additionally may, with the corporate secretary or an assistant secretary, sign certificates of capital stock and other securities of the corporation. In the event of the death or disability of the chairman of the board of directors, the president shall assume the responsibilities of chairman of the board of directors.

                                THE VICE CHAIRMEN

         Section 6. If elected, the vice chairmen shall have the respective responsibilities incident to any other office or title conferred on them by the board of directors and such other responsibilities as may be assigned from time to time by the chairman of the board of directors. In the event of the death or disability of the chairman of the board of directors and the president, the vice chairmen in the chronological order of their election to that office shall assume the responsibilities of chairman of the board of directors.


           THE CHIEF EXECUTIVE OFFICER AND THE CHIEF OPERATING OFFICER

         Section 7. The chief executive officer shall have authority to approve basic policies, operating plans, and annual performance goals, subject to approval of the board of directors as required. Such officer shall assure uniform interpretation and administration of basic policies by all members of management and shall have responsibility for such financial, legal, and other administrative functions directly bearing on general corporate governance as are determined from time to time by the chairman of the board of directors, subject to approval of the board of directors as required. The chief operating officer shall assist the chief executive officer in formulating and implementing overall plans. Such officer shall have such responsibilities for management of general manufacturing, sales, product distribution, and directly related staff functions as are determined from time to time by the chairman of the board of directors.



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
THE EXECUTIVE VICE PRESIDENTS, THE SENIOR VICE PRESIDENTS, AND THE VICE
PRESIDENTS

         Section 8. If an executive vice president is elected and designated chief operating officer, such executive vice president shall, in the event of the death or disability of the president, assume the responsibilities of president. If no executive vice president is designated chief operating officer, then in the event of the death or disability of the president, first the executive vice presidents, then the senior vice presidents, then the vice presidents, each in chronological order of election, shall assume the responsibilities of president. The executive vice presidents, the senior vice presidents, and the vice presidents shall have such responsibilities and such other powers as the board of directors, the chairman of the board of directors, or the president from time to time shall prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 9. The treasurer shall have charge and custody of all funds and securities of the corporation, shall keep full and accurate accounts of the receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be authorized from time to time by the board of directors. Such officer shall disburse the funds of the corporation as may be required in the conduct of the business and shall render to the chief executive officer and the board of directors, at the regular meetings of said board or whenever said board may require it, an account of all transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, such officer shall give the corporation a bond in such form and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office. In general, such officer shall have the authority to perform all acts incident to the office of treasurer, subject to the control of the board of directors. The assistant treasurers, in the order of their election, shall, in the event of death or disability of the treasurer, assume the responsibilities of the treasurer and shall perform such other duties as the board of directors or the treasurer may from time to time prescribe or delegate.

                THE CORPORATE SECRETARY AND ASSISTANT SECRETARIES

         Section 10. The corporate secretary shall attend all meetings of the board of directors and all meetings of the stockholders, record all proceedings of the meetings of the board of directors and the stockholders in books to be kept for those purposes and shall perform like duties for any committee of the board of directors when requested. Such officer shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors and shall be the custodian of corporate records and the seal of the corporation. Such officer additionally shall have authority to affix the seal to any instrument requiring it and when so affixed, it may be attested by signature. The assistant secretaries, in the order of their election, shall, in the event of death or disability of the corporate secretary, assume the responsibilities of the corporate secretary and shall perform such other duties as the corporate secretary or the board of directors may from time to time prescribe.




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

                       VOTING SHARES OF OTHER CORPORATIONS

         Section 11. Unless otherwise ordered by the board of directors, the chairman of the board of directors or such person as he may appoint shall have full power and authority, on behalf of the corporation, to attend any meetings of stockholders of any corporation in which this corporation may hold stock and to vote the shares held by this corporation at any such meeting, and at any such meeting to possess and exercise any and all rights and powers incident to the ownership of such shares.

                                   ARTICLE VI

                        CERTIFICATES OF STOCK - DIVIDENDS

         Section 1. (a) Every holder of stock in the corporation shall be entitled to have a certificate signed in the name of the corporation by the chairman of the board of directors or the president and the corporate secretary or an assistant secretary, certifying the number of shares owned by him in the corporation. If such certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                    (b) All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares of the same class has been surrendered and canceled or properly accounted for in the case of a lost certificate.

                               TRANSFER OF SHARES

         Section 2. Upon surrender to the corporation or transfer agent of the corporation of a certificate of shares duly endorsed and accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The board of directors may appoint one or more transfer agents and registrars of transfer, and may require all stock certificates to bear the signature of a transfer agent and of a registrar of transfers.

                             REGISTERED STOCKHOLDERS

         Section 3. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware or elsewhere in these by-laws.

                                    DIVIDENDS

         Section 4. Dividends upon the capital stock of the corporation, subject to the provisions, if any, of the certificate of incorporation, may be declared by the board of directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the certificate of incorporation.

                                   ARTICLE VII

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The corporation (i) shall indemnify every person who is or was a director or officer of the corporation or is or was serving at the corporation's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise; and (ii) shall, if the board of directors so directs, indemnify any person who is or was an employee or agent of the corporation or is or was serving at the corporation's request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the extent, in the manner, and subject to compliance with the applicable standards of conduct, provided by Section 145 of the General Corporation Law of the State of Delaware as the same (or any substitute provision therefor) may be in effect from time to time. Without limiting the foregoing, the corporation shall indemnify, and (subject to the receipt of any required undertaking to repay expenses) advance expenses to, every person who is a director of the corporation to the fullest extent permitted by law.

         Such indemnification (i) shall not be deemed exclusive of any other rights to which any person seeking indemnification under or apart from this
Article VII may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and (ii) shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

                                     CHECKS

         Section 1. All checks or demands for money and notes of the corporation shall be signed by such officer or officers, or such other person or persons, as the board of directors may from time to time designate.




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
                                   FISCAL YEAR

         Section 2. The fiscal year of the corporation shall begin on the first day of January of each year and end at the close of the last day of December in the same year.

                                      SEAL

         Section 3. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                WAIVER OF NOTICE

         Section 4. Whenever any notice whatever is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                   ARTICLE IX

                                   AMENDMENTS

         These by-laws may be amended or repealed (i) subject to Article TWELFTH of the corporation's Restated Certificate of Incorporation, by the affirmative vote of a majority of the total number of directors or (ii) by the affirmative vote of the holders of 80% of the voting power of the corporation's stock outstanding and entitled to vote thereon.









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